Exhibit 21

SUBSIDIARIES OF HYSTER-YALE MATERIALS HANDLING, INC.

The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10‑K to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation

Auramo OY	Finland
Auramo ZA	South Africa (40%)
Bolzoni Auramo AB	Sweden
Bolzoni Auramo B.V.	Holland (51%)
Bolzoni Auramo Canada Ltd.	Canada
Bolzoni Auramo Inc.	South Carolina
Bolzoni Auramo Polska SP Zoo	Poland (60%)
Bolzoni Auramo Pty Ltd.	Australia
Bolzoni Auramo (Shanghai) Forklift Truck Attachment Co. Ltd.	China (60%)
Bolzoni Auramo SL Sociedad Unipersonal	Spain
Bolzoni Auramo (Wuxi) Forklift Truck Attachment Co. Ltd.	China
Bolzoni Capital Holding B.V.	Netherlands
Bolzoni Capital UK, Limited	United Kingdom
Bolzoni Italia Srl	Italy
Bolzoni (Hebei) Forks	China
Bolzoni Holding LLC	Delaware
Bolzoni Holding Hong Kong	Hong Kong (PRC)(80%)
Bolzoni Holding SpA	Italy
Bolzoni Ltd.	United Kingdom
Bolzoni Portugal Lda.	Portugal (31%)
Bolzoni Sarl	France
Bolzoni SpA	Italy
Eurolift Pty Ltd.	Australia
Hiroshima Yale Co., Ltd.	Japan (20%)
HYG Financial Services, Inc.	Delaware (20%)
HYG Telematics Solutions Limited	United Kingdom
Hyster (H.K.) Limited	Hong Kong (PRC)
Hyster Overseas Capital Corporation, LLC	Delaware
Hyster Singapore Pte Ltd	Singapore
Hyster-Yale Australia Holding Pty Ltd.	Australia
Hyster-Yale Asia-Pacific Pty, Ltd.	Australia
Hyster-Yale Brasil Empilhadeiras Ltda.	Brazil
Hyster-Yale Canada ULC	Canada
Hyster-Yale Deutschland GmbH	Germany
Hyster-Yale France S.A.R.L.	France
Hyster-Yale Group, Inc.	Delaware
Hyster-Yale Group Limited	United Kingdom
Hyster-Yale Holding B.V.	Netherlands
Hyster-Yale International B.V.	Netherlands
Hyster-Yale Italia SpA	Italy
Hyster-Yale Lift Trucks India Private Limited	India
Hyster-Yale Mauritius	Mauritius
Hyster-Yale Mexico S.A. de C.V.	Mexico
Hyster-Yale Nederland B.V.	Netherlands
Hyster-Yale UK Limited	United Kingdom
Hyster-Yale UK Pension Co. Limited	United Kingdom
Meyer GmbH	Germany
LLC Hans H. Meyer OOO	Russia (80%)
NMHG Distribution Pty. Limited	Australia

Name	Incorporation

Nuvera Fuel Cells, LLC.	Delaware
Onoda Industry Co. Ltd.	Japan (20%)
Shanghai Hyster Forklift, Ltd.	China (75%)
Shanghai Hyster International Trading Co. Ltd.	China
Shiga Yale Co., Ltd.	Japan (50%)
SNP Estate Corporation	Philippines (50%)
Suminac Philippines, Inc.	Philippines (50%)
Sumitomo NACCO Forklift Co., Ltd.	Japan (50%)
Sumitomo NACCO Forklift Sales Co., Ltd.	Japan (50%)
Sumitomo NACCO Forklift Vietnam Co., Ltd.	Vietnam (50%)
Tohoku Shinko Co., Ltd.	Japan (28%)
Tokai Shinko Co., Ltd.	Japan (15%)
Weil Corporation	Philippines (50%)
Yale Materials Handling UK Ltd.	United Kingdom